Exhibit 10.22

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS.  THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: $575,000	Issue Date: March 28, 2016

NUGENE INTERNATIONAL, INC.

PROMISSORY NOTE

FOR VALUE RECEIVED, NuGene International, Inc., a corporation organized under the laws of the State of Nevada (hereinafter called “Maker” or the “Company”), hereby promises to pay to Canyon Asset Holdings, Inc. or its permitted registered assigns or successors in interest or order (the “Holder” and together with the Maker sometimes collectively referred to as the "Parties"), without demand, the sum of Five Hundred and Seventy Five Thousand dollars ($575,000) (the “Principal Amount” or “Loan”), with simple interest at a rate of fifteen percent (15%) (the “Applicable Rate”). The “Maturity Date” of this Note shall be one year from the Issue Date, subject to acceleration as provided herein.

The following terms shall apply to this Note:

1.      Definitions. Capitalized terms used herein shall have the meanings set forth in this Section 1.

"Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

"Default" means any of the events specified in Section 5 which constitutes an Event of Default or which, upon the giving of notice, the lapse of time, or both pursuant to Section 5 would, unless cured or waived, become an Event of Default.

"Event of Default" has the meaning set forth in Section 5.

"Governmental Authority" means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supranational bodies such as the European Union or the European Central Bank).

"Law" as to any Person, means any law (including common law), statute, ordinance, treaty, rule, regulation, policy or requirement of any Governmental Authority and authoritative interpretations thereon, whether now or hereafter in effect, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

"Lien" means any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other), charge or other security interest.

"Maturity Date" means the earlier of (a) one year after the Issue Date, or (b) the date on which all amounts under this Note shall become due and payable pursuant to terms contained herein.

"Order" as to any Person, means any order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

"Parties" has the meaning set forth in the introductory paragraph.

"Person" means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority or other entity.

2.    Final Payment Date; Optional Prepayments.

2.1     Final Payment Date. The aggregate unpaid principal amount of the Loan, all accrued and unpaid interest and all other amounts payable under this Note shall be due and payable on the Maturity Date.

2.2     Optional Prepayment. The Maker may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

2.3     Automatic Payment. Notwithstanding anything contained herein to the contrary, the Maker shall pay the aggregate unpaid principal amount of the Loan, all accrued and unpaid interest and all other amounts payable under this Note within ten (10) business days after the closing of a Qualified Financing. For purposes of this Note, a Qualified Financing means the consummation of an equity, or convertible debt financing, in one or more series of transactions with aggregate gross proceeds of at least One Million Dollars ($1,000,000) by the Maker.

3.    Interest.

3.1           Interest Rate. Except as otherwise provided herein, the outstanding principal amount of the Loan made hereunder shall bear interest at the Applicable Rate upon the terms set forth herein from the date the Loan was made until the Loan is paid in full, whether at maturity, upon acceleration, by prepayment or otherwise.

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3.2     Default Interest. If any amount payable hereunder is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such overdue amount shall bear interest at the Applicable Rate from the date of such non-payment until such amount is paid in full.

3.3     Omitted.

4.    Payment Mechanics.

4.1    Manner of Payment. All payments of interest and principal shall be made in lawful money of the United States of America on the date on which such payment is due by wire transfer of immediately available funds, less any wire transfer fees, to the Holder's account at a bank specified by the Holder in writing to the Maker from time to time.

4.2    Payments Free and Clear of Taxes. Any and all payments shall be made free and clear of and without deduction for any and all present or future taxes. If Maker is required by law to deduct any taxes, (i) the sum payable shall be increased as necessary so that after making all required deductions, Holder receives an amount equal to the sum Holder would have received had no deductions been made and (ii) Maker shall pay all such taxes.

4.3    Application of Payments. All payments made hereunder shall be applied first, to the payment of any fees or charges outstanding hereunder, second, to accrued interest and third, to the payment of the principal amount outstanding under the Note.

4.4    Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.

5.    Events of Default. The occurrence of any of the following shall constitute an Event of Default hereunder:

5.1    Failure to Pay. The Maker fails to pay (a) any principal amount of the Loan when due; or (b) interest or any other amount when due.

5.2    Adverse Change. A material adverse change occurs in Maker’s financial condition, or Holder believes the prospect of payment or performance of this Note is impaired.

5.3    Breach of Representations and Warranties. Any representation or warranty made or deemed made by the Maker to the Holder herein is incorrect in any material respect on the date as of which such representation or warranty was made or deemed made;

5.4    Breach of Use of Funds. The Maker uses any part of the Loan for uses outside of those specified in Section 7;

5.5    Breach of Covenants. The Maker fails to observe or perform any material covenant, obligation, condition or agreement contained in this Note other than that specified in Section 5.1 and such failure continues for 10 calendar days after written notice to the Maker;

5.6    Default Under Other Obligations. The Maker or any subsidiary of Maker shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that that (A) involves an obligation greater than $10,000, whether such indebtedness now exists or shall hereafter be created and (B) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

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5.7    Actions and Judgments. Any monetary judgment, writ or similar final process shall be entered or filed against the Maker, any subsidiary or any of their respective property or other assets for more than $10,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of forty-five (45) calendar days; provided, however, that any judgment which is covered by insurance or an indemnity from a creditworthy party (such creditworthiness as reasonably determined by the Holder) shall not be included in calculating the amount of such judgment, writ or final process so long as the Maker provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Maker will receive the proceeds of such insurance or indemnity within forty-five (45) calendar days of the issuance of such judgment;

5.8    Bankruptcy.

(a)     the Maker commences any case, proceeding or other action (i) under any existing or future law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Maker makes a general assignment for the benefit of its creditors;

(b)     there is commenced against the Maker any case, proceeding or other action of a nature referred to in clause (a) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains un-dismissed, undischarged or un-bonded for a period of 120 days;

(c)     there is commenced against the Maker any case, proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within 120 days from the entry thereof;

(d)     the Maker takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (a), (b) or (c) above; or

(e)     the Maker is generally not, or is unable to, or admits in writing its inability to, pay its debts as they become due.

6.    Remedies. Upon the occurrence of an Event of Default and at any time thereafter during the continuance of such Event of Default, the Holder may at its option, by written notice to the Maker (a) declare the entire principal amount of this Note, together with all accrued interest thereon and all other amounts payable hereunder, immediately due and payable and/or (b) exercise any or all of its rights, powers or remedies under applicable law; provided, however that, if an Event of Default described in Section 5.7 shall occur, the principal of and accrued interest on the Loan shall become immediately due and payable without any notice, declaration or other act on the part of the Holder.

7.    Use of Funds. Maker currently owes a third party, JTS Investments, Inc. Five Hundred Seventy Five Thousand Dollars ($575,000). Maker agrees to only use the Loan to payoff the entire amount owed to JTS Investments, Inc. Maker has required that Holder provide the Loan amount directly to JTS Investments, Inc., via an attorney trust account or an escrow account.

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8.    Miscellaneous.

8.1    Issuance of Replacement Note. Upon any loss or destruction of this Note, a replacement Note containing the same date and provisions of this Note shall be issued by the Company to the Holder for the outstanding Principal Amount of this Note and accrued interest which shall not have been converted or paid.

8.2    Notices.  All notices and other communications provided for hereunder shall be in writing and personally delivered, delivered by nationally-recognized overnight courier, mailed, or sent by facsimile, with confirmation, if to the Maker or the Holder, to:

(i) if to the Maker,

NuGene International, Inc.

17912 Cowan

Irvine, California 92614

Attention: Chief Executive Officer

(ii) if to the Holder,

Canyon Asset Holdings, Inc.

5874 Lustrous Ct.

Las Vegas, Nevada 89148

Attention: K. Williams

or to such other address as the party to whom notice is to be given may have furnished to the other in writing in accordance with the provisions of this Section 7.2. Any such notice or communication will be deemed to have been received: (A) in the case of personal delivery, on the date of such delivery; (B) in the case of nationally-recognized overnight courier, on the next Business Day after the date sent; and (C) if by registered or certified mail, on the third Business Day following the date postmarked.

8.3    Attorney’s Fees and Expenses. Holder may hire or pay someone else to help collect this Note if Maker does not pay, which amount Maker agrees to repay to Holder. This includes, subject to any limits under applicable law, collection costs and fees, Holder’s attorney’s fees and Holder’s legal expenses, whether or not there is a lawsuit, including attorney’s fees, expenses for bankruptcy proceedings (including effort to modify or vacate any automatic stay or injunction), and appeals. Maker also will pay any court costs, in addition to all other sums provided by law.

8.4    Indemnification. Maker shall (i) indemnify and hold harmless Holder and his affiliates, corporations, partners, employees, attorneys and agents (each, an “Indemnified Party”) from and against any and all suits, actions, fines, deficiencies, penalties, proceedings, claims, damages, losses, liabilities, expenses and taxes (including reasonable attorneys’ fees and disbursements and other out-of-pocket costs of investigations or defense, including those incurred upon any appeal) (each, a “Claim”) that may be instituted or asserted against or incurred by an Indemnified Party (A) as the result of the Note, or (B) in connection with any action to enforce payment of the Note, and regardless of whether the Indemnified Party is a party to any Claim and (ii) reimburse each Indemnified Party, immediately upon the Indemnified Party’s demand, for any reasonable legal or other out-of-pocket expenses incurred in connection with investigating, defending or participating in any Claim, whether commenced or threatened (whether or not the Indemnified Party is a party to any action or proceeding out of which any expenses arise). NEITHER HOLDER NOR ANY OTHER INDEMNIFIED PARTY SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY HERETO, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF ANY OTHER PARTY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH ANY OTHER PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

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8.5    Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof. Each of the Parities agrees with the other that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Note (whether brought against a party hereto or its respective affiliates, employees or agents) shall be commenced exclusively in the state or federal courts located in the City of Las Vegas and Clark County, Nevada. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

8.6    Counterparts; Execution. This Note may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

8.7    Successors and Assigns. This Note may be assignable by the Holder without the prior written consent of the Maker, which shall not be unreasonably withheld. Subject to the restrictions of the preceding sentence, the rights and obligations of the Maker and the Holder shall be binding upon and benefit the successors, assign, heirs, administrators and transferees of the parties.

8.8    Amendments and Waivers. No term of this Note may be waived, modified or amended except by an instrument in writing signed by both of the parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

8.9    Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof.

8.10  No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of the Holder, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

8.11  Severability. If any term or provision of this Note is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of ____________, 2016.

NUGENE INTERNATIONAL, INC.

By:
Name: Ali Kharazmi
Title: Chief Executive Officer

State of _____________

County of ____________

On _________ before me, ____________________________________________, (name of notary public ) personally appeared _________________________________________ who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and who acknowledged to me that he/she/they executed the same in their authorized capacity(ies), and by his/her/their signature(s) on the instrument the person(s), or entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY of PERJURY under the laws of the state of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

____________________________            (Signature of Notary)

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